Exhibit 15

November 1, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 1, 2007 on our review of interim financial information of Unit Corporation for the three and nine month periods ended September 30, 2007 and 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2007 is incorporated by reference in its registration statements on Form S-8 (File No.’s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166, 333-39584, 333-135194 and 333-137857) and Form S-3 (File No.’s 333-104165 and 333-83551).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP